SHARE PURCHASE AGREEMENT
                              Dated 7 October 1997


(1)    THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.
(2)    THE SHAREHOLDERS IN THE PROCESS OF CONSTITUTING PRG FRANCE SA

                                     - and -

(3)    BANQUE INTERNATIONALE A LUXEMBOURG S.A.


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                            SHARE PURCHASE AGREEMENT
                for the acquisition of share capital of Financiere Alma SA and Alma Intervention SA

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THIS AGREEMENT is made on 7 October 1997.


BETWEEN:

(1) THE PROFIT RECOVERY GROUP INTERNATIONAL, INC, a Georgia corporation ("PRG"), Clinton McKellar, Jr. acting as Agent (mandataire) in the name and on behalf of PRG France SA a French societe anonyme in the process of formation at the date hereof ("AGENT") (which expression shall on formation of PRG France SA mean PRG France SA), PRG Agent and PRG France SA being called together the "PURCHASER"WHICH EXPRESSION INCLUDES EACH OF ANY OF THEM;

(2)    BANQUE INTERNATIONALE A LUXEMBOURG S.A. ("VENDOR").


THE PARTIES AGREE AS FOLLOWS:


1.      SALE AND PURCHASE

1.1 The Vendor sells to PRG and PRG purchases from the Vendor (i) the number of shares in Financiere Alma SA ("FA") and the number of shares in Alma Intervention SA ("AI") of which the Vendor is the owner as set out in
        Section 1 of ANNEX 1, and (ii) the Vendor sells and the Agent purchases the number of shares in FA and the number of shares in AI of which the Vendor is the owner as set out in Section 2 of ANNEX 1, in each case with effect from 1 October 1997 free from any mortgage, charge, pledge, lien, security interest or other third party right or interest, or option or restriction of any nature over or in respect of the relevant asset, security or right (the "ENCUMBRANCES"), and together with all accrued benefits and rights attaching thereto and all dividends declared after the 30 June 1997 in respect of the all such shares in FA (collectively, the "FA SHARES") and all such shares in AI (collectively the "AI SHARES").

        As at date hereof the Vendor delivers to the Purchaser the shares transfer forms relating to all the FA Shares and AI Shares referred to in ANNEX 1 duly signed and completed in favour of the Purchaser and the Agent, as appropriate.

1.2 The Vendor hereby represents, warrants, covenants, undertakes and where indicated acknowledges with the Purchaser (so as to bind it, its personal representatives, successors and assigns) as follows:

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        1.2.1   that Vendor has the right to dispose of the FA Shares and the AI
                Shares which it sells to Purchaser;

        1.2.2 that Vendor is disposing of the FA Shares and AI Shares free from any Encumbrances together with all such rights now or hereafter attaching thereto, including the right to all dividends and other distributions (if any) declared, after 30 June 1997;

        1.2.3   as set out in ANNEX 2 to this Agreement;

        1.2.4 that Vendor hereby unconditionally remise, release and forever discharges FA, AI, and all subsidiaries and affiliates of FA and AI, the Purchasers and all subsidiaries and affiliates of PRG, and all officers and directors of any and all of the foregoing entities (collectively the "RELEASED PARTIES") from all and any claims whatsoever Vendor may have against any and all of the Released Parties;

        1.2.5 that Vendor hereby waives and releases any and all right, title and interest of any nature whatsoever in FA, AI or any of their subsidiaries and affiliates, or the business, assests or profits of same arising out of, resulting from or relating to any agreement, oral or written, by law or otherwise, including but not limited to any investment agreement, loan agreement, shareholders' agreement or the like; and

        1.2.6 that Vendor acknowledges that Mr Marc Eisenberg has made available all information concerning the purchase and sale by the Purchaser of 100% of all the shares in FA and AI.

1.3 The price for the FA Shares and the AI Shares sold by the Vendor to PRG pursuant to this Agreement is paid by PRG by the delivery at the date hereof and in accordance with this clause 1.3 of 421 138 shares of no par value common stock of PRG (the "STOCK") subject to the restrictions set forth in ANNEX 2 and subject further to the condition that such Stock is not delivered to the Vendor and is immediately pledged and delivered to the Interim Escrow Agent Arnall Golden & Gregory, LLP in Atlanta, Georgia, United States of America, pursuant to the Indemnity Escrow and Stock Pledge Agreement, referred to in clause 1.5 below, which condition is the fundamental condition on which the Purchaser has agreed to acquire all FA and AI Shares, including the FA and AI Shares purchased pursuant to this Agreement.

1.4 The price for the FA Shares and AI Shares sold by the Vendor to the Agent is US $ 10 460 178,63 paid at the date hereof by way of bankers draft.


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1.5     In accordance with clause 1.3 above,  concurrently with the execution of this Agreement, the Vendor has executed and delivered that certain Indemnity and Escrow Agreement (the "ESCROW AGREEMENT") among PRG, the Agent, the Vendor, Marc Eisenberg, Eric Eisenberg and Arnall Golden & Gregory, LLP of Atlanta, Georgia, United States of America, as Escrow Agent, and has deposited with Escrow Agent (together with appropriate share transfer forms), all of the PRG Stock free and clear from any
        Encumbrances.   The  Vendor  warrants,  covenants  and  undertakes  with
        Purchaser and Escrow Agent that it has all capacity and authority to so execute this Agreement and the Escrow Agreement, and deposit and pledge the PRG Stock pursuant thereto.


2.      WARRANTIES BY PRG

        PRG hereby represents warrants, covenants and undertakes to the Vendor as set out in ANNEX 3 of this Agreement.


3.      FURTHER ASSURANCES

        At any time after the date hereof the Vendor shall without charge to the Purchaser execute all such documents and do such acts and things as the Purchaser may reasonably require for the purpose of vesting in PRG and/or the Agent with the full legal and beneficial title to the FA Shares and the AI Shares referred to in ANNEX 1 and giving to the Purchaser the full benefit of this Agreement and the Escrow Agreement.


4.      GUARANTEE

        The obligations of PRG and of the Agent hereunder shall be joint and several and PRG hereby guarantees the obligations of the Agent hereunder.


5.      BENEFIT OF THE AGREEMENT

        For the purposes of Article 223 B of the General Taxation Code (Code General des Impots) it is expressly agreed that PRG will acquire the FA Shares and the AI Shares in Section 1 of ANNEX 1 with the intention of immediately transferring them to the Agent on behalf of PRG France SA in the process of being formed.



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6.     GOVERING LAW AND RULING VERSION

       6.1 This Agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with French law.

       6.2 Any dispute arising from the execution of this Agreement shall be finally resolved in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators nominated in accordance with their rules unless the parties can agree on a sole arbitrator. The arbitration shall take place in Paris. The language of the arbitration shall be in English.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement, at Broadwalk House, 5 Appold Street, London EC2A 2HA, England, as of the date first above written.


THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.


By Mr Clinton McKellar, Jr,
Title: Senior Vice President and General Counsel

/s/ Clinton McKellar, Jr.
--------------------------------
MR CLINTON MCKELLAR, JR, AS "MANDATAIRE"
FOR THE SHAREHOLDERS OF PRG FRANCE S.A. IN FORMATION



BANQUE INTERNATIONALE A LUXEMBOURG SA


By: /s/ Jean Bodoni
    __________________________
Title:Directeur




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                        LIST OF SCHEDULES AND/OR ANNEXES


Annex 1             Schedule of Shares Sold

Annex 2             Warranties of Vendor

Annex 3             Warranties by PRG